UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Mineola Boulevard Mineola, NY	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Standard Diversified Inc. (the “Registrant”) is filing this Current Report on Form 8-K to report that on July 24, 2019, the Registrant’s majority-owned subsidiary Turning Point Brands, Inc. (“Turning Point”) and certain of its subsidiaries (collectively, “Turning Point”) entered into a First Amendment (the “Amendment”) to Turning Point’s First Lien Credit Agreement (the “Credit Agreement”), with Fifth Third Bank, as administrative agent, and certain other lender parties thereto.  The Amendment was entered into primarily to permit Turning Point to issue convertible senior notes, enter into certain capped call transactions in connection with the issuance of such notes and to use the proceeds from the issuance of the notes to repay amounts outstanding under Turning Point’s second lien credit agreement with the remaining proceeds available for general corporate purposes including acquisitions that are yet to be identified.  The Amendment also amends (i) the consolidated total leverage ratio covenant to reflect the issuance of the notes and (ii) the consolidated senior leverage ratio covenant to reflect the prepayment of indebtedness under Turning Point’s second lien credit agreement. The Amendment became operative upon execution and will become effective upon consummation of the issuance of the convertible notes.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment which will be filed as an exhibit to Turning Point’s next Quarterly Report on Form 10-Q and will be incorporated by reference therefrom as an exhibit to the Registrant’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: July 26, 2019	By:	/s/ Bradford A. Tobin
	Name:	Bradford A. Tobin
	Title:	General Counsel & Secretary